UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2016

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 320, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

The SEC encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2016, MGT Capital Investment Inc., a Delaware corporation (the “Company”) and MGT Cybersecurity, Inc., a Delaware corporation wholly owned by the Company, entered into an asset purchase agreement (the “APA”) with Demonsaw LLC, a Delaware company (“Demonsaw”) and the shareholders of Demonsaw, for the purchase of certain technology and assets of Demonsaw.

Demonsaw is in the business of developing and marketing certain secure and anonymous information sharing applications (the “Business”). Pursuant to the terms of the APA, the Company has agreed to purchase assets (“Purchased Assets”) integral to Demonsaw’s Business, including but not limited to the source code for the Demonsaw solution, intellectual property, customer lists, databases, sales pipelines, proposals and project files, licenses and permits. Among the Purchased Assets is the Demonsaw application which is designed for use in Windows and Apple operating systems.

Upon the closing of the transaction contemplated in the APA, the Company will acquire the Purchased Assets in consideration of (i) 4 million unregistered shares of Common Stock of the Company (the “Escrow Shares”) to be held in escrow for six months pending satisfaction of the representation and warranties in the APA; and (iii) 16 million unregistered shares of Common Stock of the Company (the “Closing Shares” together with Escrow Shares as “Purchase Price Shares”)

The APA includes customary representation and warranties of the parties as well as termination and closing conditions. The closing of the transaction contemplated in the APA is contingent on satisfaction or waiver of the closing conditions set therein including the approval of the Company’s shareholders and an appraisal report of the Assets from independent investment bank or other qualified institutions. The Company also agreed as part of the closing conditions to enter into an employment agreement with Eric J. Anderson who shall be appointed as Chief Technology Officer of the Company upon closing of the transaction contemplated in the APA. There can be no assurance that the conditions to closing the transactions described herein can be obtained nor that the transaction will be closed.

The foregoing descriptions of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 26, 2016, the Company issued a Press Release. A copy of the Press Release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Asset Purchase Agreement dated May 26, 2016
99.1	Press Release dated May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Date: May 26, 2016	By:	/s/ Robert B. Ladd
	Name:	Robert B. Ladd
	Title:	President and Chief Executive Officer